As filed with the Securities and Exchange Commission on April 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Anterix Inc.

(Exact name of Registrant as specified in its charter)

Delaware	33-0745043
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Garret Mountain Plaza

Suite 401

Woodland Park, New Jersey 07424

(973) 771-0300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Timothy Gray

Chief Financial Officer

3 Garret Mountain Plaza

Suite 401

Woodland Park, New Jersey 07424

(973) 771-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Thacker, Esq. Jeffrey R. Vetter, Esq. Ryan J. Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000	Gena Ashe General Counsel and Corporate Secretary 3 Garret Mountain Plaza Suite 401 Woodland Park, New Jersey 07424 (973) 771-0300

Approximate date of commencement of proposed sale to the public:

From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	—	—
Preferred Stock, $0.0001 par value per share	—	—
Warrants	—	—
Units	—	—
Total Registration Fee	$150,000,000 (3)	$19,470 (4)

(1)

The securities registered hereunder include such indeterminate number of shares of common stock and preferred stock, warrants, and units as may be issued upon conversion or exchange of any preferred stock or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this Registration Statement exceed $150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $150.0 million in the aggregate of the securities identified above from time to time in one or more offerings; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $50.0 million of our common stock that may be issued and sold under an amended and restated Controlled Equity Offering Sales Agreement and an amended and restated Sales Agreement with Cantor Fitzgerald & Co and B. Riley FBR, Inc, respectively (collectively, the “Sales Agreements”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The $50.0 million of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150.0 million of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreements with Cantor Fitzgerald & Co. and B. Riley FBR, Inc., any portion of the $50.0 million included in the sales agreement prospectus that is not sold pursuant to the Sales Agreements will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreements, the full $150.0 million of securities may be sold in other offerings by us pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 3, 2020

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $150.0 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATEX.” On April 1, 2020, the last reported sale price for our common stock was $43.06 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial or secondary public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Anterix” and “our” refer to Anterix Inc., a Delaware corporation.

Overview

We are a wireless communications company focused on empowering the modernization of critical infrastructure and enterprise businesses communications by enabling broadband connectivity. Our foundational spectrum provides the ability to transform our customers operations to meet new business complexities while achieving higher levels of performance and safety. We are the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico. On average, we hold approximately 60% of channels in the 900 MHz band in the top 20 metropolitan market areas in the United States. We are currently pursuing a regulatory proceeding at the Federal Communications Commission (“FCC”) that seeks to modernize and realign the 900 MHz band by allowing it to be utilized for the deployment of broadband networks, technologies and solutions. Our goal is to become the leading provider of broadband spectrum assets to critical infrastructure and enterprise customers. We maintain offices in Woodland Park, New Jersey and McLean, Virginia.

Corporate Information

Our principal executive offices are located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424 and 8260 Greensboro Drive, McLean, Virginia. Our main telephone number is (973) 771-0300. We were incorporated in California in 1997, and reincorporated in Delaware in May 2014. In November 2015, we changed our name from Pacific DataVision, Inc. to pdvWireless, Inc. In August 2019 we changed our name from pdvWireless, Inc. to Anterix Inc. Our internet website is currently www.anterix.com. Information contained on our website is not part of the registration statement of which this prospectus is a part.

The Securities We May Offer

We may offer up to $150,000,000 of common stock, preferred stock and warrants in one or more offerings and in any combination, including in units from time to time. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding. Preferred stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under “Description of Units.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “should,” “will,” “may,” “plan,” “goal,” “can,” “could,” “continuing,” “ongoing,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth above under the section entitled “Risk Factors” and in the applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include, among other purposes, working capital, capital expenditures, other corporate expenses and acquisitions of assets, licenses, products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer under this prospectus up to $150,000,000 of common stock, preferred stock and warrants in one or more offerings and in any combination, including in units from time to time as described below. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF SECURITIES

The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a $0.0001 par value per share, and 10,000,000 shares of preferred stock, with a $0.0001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of December 31, 2019, there were 17,146,680 shares of common stock issued and outstanding, held of record by 148 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATEX.” The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street 30th Floor, New York, NY 10004-1561, and its telephone number is (212) 509-4000.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the

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discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred stock, common stock or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

To the extent applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in primary offerings (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any

11

commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

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Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

CUSIP Number

The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Certain shares of common stock covered by this prospectus included shares with a CUSIP number based on the shares being issued to an initial purchaser under Rule 144A.

Any sales of shares of our common stock by means of this prospectus must be settled with shares of common stock bearing our general (not necessarily restricted) common stock CUSIP number. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in two business days, unless the parties to any such trade expressly agree otherwise.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Certain attorneys affiliated with Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP collectively own an aggregate of 6,952 shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Anterix Inc. and subsidiaries as of March 31, 2019 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Anterix Inc. and subsidiary as of March 31, 2018 and for each of the two years ended March 31, 2018, have been incorporated herein by reference in reliance upon the report of PKF O’Connor Davies, LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.anterix.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 20, 2019, as amended by our Amendment No. 1 to Form 10-K, filed with the SEC on July 15, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019, September 30, 2019 and December 31, 2019, filed with the SEC on August  8, 2019, November  6, 2019 and February 4, 2020, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 20, 2019, June 14, 2019, July 17, 2019 and August 6, 2019 (each to the extent filed and not furnished);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2019 from our definitive proxy statement relating to our 2019 annual meeting of stockholders, which was filed on July 5, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 30, 2015 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Anterix Inc.

Attn: Investor Relations

3 Garret Mountain Plaza, Suite 401

Woodland Park, New Jersey

(973) 771-0300

You may also access the documents incorporated by reference in this prospectus through our website at www.anterix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 3, 2020

PROSPECTUS

Up to $50,000,000

Common Stock

We have previously entered into a Controlled Equity OfferingSM Sales Agreement and a Sales Agreement with Cantor Fitzgerald & Co. and B. Riley FBR, Inc., respectively (each an “Agent” and together, the “Agents”), (collectively, the “Sales Agreements”) relating to shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreements, we may offer and sell shares of our common stock from time to time through the Agents, having an aggregate offering price of up to $50 million, pursuant to this prospectus. We originally registered up to $40 million of shares of our common stock pursuant to the Sales Agreements under two different registration statements and prospectus supplements each of which has expired or terminated. As a result, we are filing this prospectus with respect to the registration statement, of which this prospectus serves a part. We did not sell any shares of common stock under the Sales Agreements pursuant to the previous registration statements and prospectus supplements.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ATEX.” On April 1, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $43.06 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or dollar amounts of securities but will act as sales agents using their commercially reasonable efforts consistent with their respective normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of their respective Sales Agreements at a commission rate of up to 2.0% of the gross sales price per share sold by such Agent. In connection with the sale of the common stock on our behalf, the Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor	B. Riley FBR

The date of this prospectus is             , 2020.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agents have not, authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks and trade names that we own or have rights to use that appear in this prospectus include: Anterix™, which may be registered or trademarked in the United States. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “should,” “will,” “may,” “plan,” “goal,” “can,” “could,” “continuing,” “ongoing,” “intend” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and projections, and related assumptions, about future events and financial trends. While our management considers these expectations, projections and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to:

•

Our plans to commercialize our 900Mhz spectrum assets to support the deployment of broadband networks, technologies and solutions depends on the Federal Communications Commission’s (“FCC”) issuance of a favorable Report and Order in the 900 MHz proceeding. The FCC may not issue a Report and Order on a timely basis, or at all, and the terms of the Report and Order may not be favorable or may significantly delay or increase the costs required to commercialize our spectrum assets compared to the timing and costs we have assumed in our business plan.

•	even if our FCC initiatives are successful, we may not be successful in commercializing our spectrum assets to our targeted critical infrastructure and enterprise customers.

•	the COVID-19 coronavirus could adversely impact our business, including the timing of our 900 MHz proceeding before the FCC, and financial condition.

•

we have no operating history with our proposed business plan, which makes it difficult to evaluate our prospects and future financial results, and our business activities, strategic approaches and plans may not be successful.

•	we will need to secure additional financing to support our long-term business plans.

•	we may not be able to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.

•

many of the third parties who have objected to our spectrum initiatives or with whom we are competing against for spectrum acquisition opportunities have more resources, and greater political and regulatory influence, than we do.

•	the value of our spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes.

•	spectrum is a limited resource, and we may not be able to obtain sufficient contiguous spectrum to support our spectrum initiatives or our planned business operations and future growth.

•

the transfer of our TeamConnect and pdvConnect businesses and our related restructuring plans may result in higher costs and lower revenues than expected and cause us not to achieve the expected long-term operational benefits.

•	government regulations or actions taken by governmental bodies could adversely affect our business prospects, liquidity and results of operations.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation, and specifically decline any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Overview

We are a wireless communications company focused on empowering the modernization of critical infrastructure and enterprise businesses communications by enabling broadband connectivity. Our foundational spectrum provides the ability to transform our customers operations to meet new business complexities while achieving higher levels of performance and safety. We are the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico. On average, we hold approximately 60% of channels in the 900 MHz band in the top 20 metropolitan market areas in the United States. We are currently pursuing a regulatory proceeding at the Federal Communications Commission (“FCC”) that seeks to modernize and realign the 900 MHz band by allowing it to be utilized for the deployment of broadband networks, technologies and solutions. Our goal is to become the leading provider of broadband spectrum assets to critical infrastructure and enterprise customers. We maintain offices in Woodland Park, New Jersey and McLean, Virginia.

Please see our latest periodic reports filed with the Securities and Exchange Commission regarding our FCC initiatives.

Corporate Information

Our principal executive offices are located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424 and 8260 Greensboro Drive, McLean, Virginia. Our main telephone number is (973) 771-0300. We were incorporated in California in 1997, and reincorporated in Delaware in May 2014. In November 2015, we changed our name from Pacific DataVision, Inc. to pdvWireless, Inc. In August 2019 we changed our name from pdvWireless, Inc. to Anterix Inc. Our internet website is currently www.anterix.com. The information on or accessible through our website is not incorporated into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50 million.

Common stock to be outstanding after this offering	Up to 18,307,850 shares, assuming the sale of 1,161,170 shares at a price of $43.06 per share, which was the closing price of our common stock on The Nasdaq Capital Market on April 1, 2020. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through the Agents. See “Plan of Distribution” on page 13.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for working capital, pursuing our regulatory initiatives at the FCC, other corporate expenses, and acquisitions of assets, licenses, spectrum, products, technologies or businesses, although we have no current commitments or agreements with respect to any such acquisitions as of the date of this prospectus. See “Use of Proceeds” on page 10 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 7 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

The Nasdaq Capital Market symbol	ATEX

The number of shares of common stock that will be outstanding after this offering as shown above is based on 17,146,680 shares of common stock outstanding as of December 31, 2019 and excludes the following, all as of December 31, 2019:

•	1,815,436 shares of common stock issuable upon the vesting and exercise of stock options outstanding at a weighted average exercise price of approximately $23.54 per share;

•	179,945 shares of common stock issuable upon the vesting and exercise of performance stock options outstanding at a weighted average exercise price of approximately $25.83 per share;

•	352,584 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

•	120,445 shares of common stock issuable upon the vesting and settlement of outstanding performance stock units;

•

801,273 shares of common stock reserved for future grants under our 2014 Stock Plan and the annual increases in the number of shares authorized under our 2014 Stock Plan with the next occurring on January 1, 2021; and

•	500,000 shares of common stock issuable to Motorola Solution, Inc. upon conversion of the Class B Units of our subsidiary, PDV Spectrum Holding Company, LLC, issued to Motorola.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options, no vesting or settlement of restricted or performance stock units nor the issuance of awards under the 2014 Stock Plan described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and all of the other information contained in this prospectus, and incorporated by reference into this prospectus, including our financial statements and related notes, before investing in our common stock.

If any of the possible events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to our Business

The COVID-19 coronavirus could adversely impact our business, including the timing of our 900 MHz proceeding before the FCC, and financial condition.

On March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, have imposed unprecedented restrictions on travel and business and government operations, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19.

Our plans to commercialize our 900Mhz spectrum assets to support the deployment of broadband networks, technologies and solutions depend on the FCC’s issuance of a favorable Report and Order in the 900 MHz proceeding. Due to reduced governmental operations, the FCC may not issue a Report and Order on a timely basis (or at all), which could significantly delay or increase the costs required to commercialize our spectrum assets compared to the timing and costs we have assumed in our business plan. Even if the referenced FCC initiatives are successful, restrictions on business operations may prevent us from timely and successfully commercializing our spectrum assets to critical infrastructure and enterprise customers.

We may experience further disruptions as a result of the COVID-19 pandemic that could severely impact our business, including:

•	interruption of key business activities due to illness, work from home mandates, and/or quarantine of key individuals, including employees and service providers;

•

difficulties in raising additional capital needed to execute our long-term business plan due to the slowing of our economy and near term and/or long term negative effects of the pandemic on the financial, banking and capital markets;

•	slower business development and sales efforts due uncertainty in the business climate due to concerns regarding the impact of COVID-19;

•

delays in necessary interactions with governmental agencies and other important parties due to limitations in employee resources, travel restrictions, forced furlough of government employees or other interruptions in government operations; and

•	inability to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.

The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, required social distancing, and other governmental mandates issued to stop the spread of the disease and its impact in the United States and other countries, business closures or governmental or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the virus.

Risks Related to this Offering of our Common Stock

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We have a limited trading history and there is no assurance that a robust market in our common stock will develop or be sustained.

Our common stock began trading on The Nasdaq Capital Market in February 2015. Since our common stock began trading, we have had limited daily trading volume and we cannot assure you that a more active or liquid trading market for our common stock will develop, or will be sustained if it does develop, either of which could materially and adversely affect the market price of our common stock, our ability to raise capital in the future and the ability of stockholders to sell their shares at the volume, prices and times desired.

Our common stock prices may be volatile which could cause the value of our common stock to decline.

Prior to the listing of our shares of common stock on The Nasdaq Capital Market in February 2015, there was no public market for our common stock. The market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, spectrum initiatives, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

•

the status of the 900 MHz Proceeding, including any actions that may preclude or delay the FCC’s issuance of a final Report and Order, or the requirements and restrictions the FCC imposes in any final Report and Order on the future use of our spectrum assets for the deployment of broadband spectrum, technologies or solutions;

•	Our ability to enter into contracts with our targeted critical infrastructure and enterprise customers on favorable terms, or at all;

•	market reaction to our spectrum initiatives and any changes in our business plans;

•	any unexpected costs or liabilities associated with the transfer of the TeamConnect and pdvConnect businesses;

•	additions or departures of key personnel;

•	actions by our stockholders;

•	speculation in the press or investment community;

•	general market, economic and political conditions, including conditions related to COVID-19, an economic slowdown or dislocation in the global credit markets;

•

the negative effect COVID-19 coronavirus could have on our business, including the timing of our 900 MHz proceeding before the FCC, and financial condition and the economy and global credit markets in general;

•	our operating performance and the performance of other similar companies;

•	changes in accounting principles, judgments or assumptions; and

•	passage of legislation or other regulatory developments that adversely affect us or our industry.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $50 million of shares of our common stock are sold at the assumed offering price of $43.06 per share (the last reported sale price of our common stock on The Nasdaq Capital Market on April 1, 2020), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $32.43 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2019 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page 11 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including pursuant to our at-the-market sales program, at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into our common stock in future transactions may be higher or lower than the price per share in this offering.

Our stockholders may be diluted by the exercise of outstanding options or restricted stock units to purchase common stock.

As of December 31, 2019, we had (i) outstanding stock options to purchase 1,815,436 shares of our common stock, issuable at a weighted average exercise price of $23.54 per share, (ii) outstanding performance stock options to purchase 179,945 shares of our common stock, issuable at a weighted average exercise price of $25.83 per share, (iii) 352,584 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units, (iv) 120,445 shares of our common stock issuable upon the vesting and settlement of outstanding performance stock units, (v) 801,273 shares of common stock reserved for future grants under our 2014 Stock Plan and the annual increases in the number of shares authorized under our 2014 Stock Plan with the next occurring on January 1, 2021 and (vi) 500,000 shares of common stock issuable to Motorola Solution, Inc. upon conversion of the Class B Units of our subsidiary, PDV Spectrum Holding Company, LLC, issued to Motorola. You may incur dilution upon the issuance of such shares, or shares upon exercise or settlement of such outstanding options or restricted stock units, as applicable.

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We expect to use the net proceeds from this offering primarily for working capital, pursuing our regulatory initiatives at the FCC, other corporate expenses, and acquisitions of assets, licenses, products, technologies or businesses, although we have no current commitments or agreements with respect to any such acquisitions as of the date of this prospectus. Our management will have broad discretion as to the actual amounts and timing of the expenditures of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that enhance our operating results or increase the value of your investment. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate using the net proceeds from the sale of the shares offered hereby for general corporate purposes, which may include, among other purposes, working capital, pursuing our regulatory initiatives at the FCC, capital expenditures, other corporate expenses, and acquisitions of assets, licenses, spectrum, products, technologies or businesses, although we have no current commitments or agreements with respect to any such acquisitions as of the date of this prospectus.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance our business strategy. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2019 was approximately $145.7 million, or $8.50 per share.

After giving effect to the sale of our common stock during the term of the Sales Agreements with the Agents in the aggregate amount of $50 million at an assumed offering price of $43.06 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on April 1, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2019 would have been approximately $194.6 million, or approximately $10.63 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $2.13 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $32.43 per share to new investors.

Assumed public offering price per share		$43.06
Net tangible book value per share as December 31, 2019	$8.50
Increase per share attributable to investors purchasing our common stock in this offering	$2.13
As adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering		$10.63
Dilution in net tangible book value per share to investors purchasing our common stock in this offering		$32.43

*	Per share numbers may not add due to rounding

The table above assumes for illustrative purposes that an aggregate of 1,161,170 shares of our common stock are sold pursuant to the terms of the Sales Agreements with the Agents at a price of $43.06 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on April 1, 2020, for aggregate gross proceeds of $50 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $4.00 per share in the price at which the shares are sold from the assumed offering price of $43.06 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50 million is sold at that price, would increase our adjusted net tangible book value per share after the offering from $10.63 per share to $10.69 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $36.37 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $4.00 per share in the price at which the shares are sold from the assumed offering price of $43.06 per share shown in the table above, assuming all of our common stock in the gross aggregate amount of $50 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering from $10.63 per share to $10.56 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $28.50 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The information and table above are based on 17,146,680 shares of common stock outstanding as of December 31, 2019 and excludes the following, all as of December 31, 2019:

•	1,815,436 shares of common stock issuable upon the vesting and exercise of stock options outstanding at a weighted average exercise price of approximately $23.54 per share;

•	179,945 shares of common stock issuable upon the vesting and exercise of performance stock options outstanding at a weighted average exercise price of approximately $25.83 per share;

•	352,584 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

•	120,445 shares of common stock issuable upon the vesting and settlement of outstanding performance stock units;

•

801,273 shares of common stock reserved for future grants under our 2014 Stock Plan and the annual increases in the number of shares authorized under our 2014 Stock Plan with the next occurring on January 1, 2021; and

•	500,000 shares of common stock issuable to Motorola Solution, Inc. upon conversion of the Class B Units of our subsidiary, PDV Spectrum Holding Company, LLC, issued to Motorola.

To the extent options or restricted stock units outstanding as of December 31, 2019 have been or may be exercised or settled or other shares have been issued, there may be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have previously entered into a Controlled Equity OfferingSM Sales Agreement and a Sales Agreement with Cantor Fitzgerald & Co. and B. Riley FBR, Inc., respectively (each an “Agent” and together, the “Agents”), which we have amended and restated (as amended and restated, collectively, the “Sales Agreements”)) under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $50 million from time to time through the Agents. The Sales Agreements have been filed as exhibits to the Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreements, the Agents may sell shares of our common stock, if any, under this prospectus, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for our common stock. We or the Agents may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay the Agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The Agents will be entitled to compensation under the terms of the Sales Agreements at a commission rate of up to 2.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse each of the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000 to each Agent. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction or as otherwise required by law, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will use their respective commercially reasonable efforts, consistent with their respective sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreements. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreements will terminate upon the termination of the Sales Agreements as permitted therein. We and the Agents may each terminate the respective Sales Agreements at any time upon ten days’ prior notice.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on websites maintained by the respective Agents, and the Agents may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Certain attorneys affiliated with Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP collectively own an aggregate of 6,952 shares of our common stock. Cantor Fitzgerald & Co. and B. Riley FBR, Inc. are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of Anterix Inc. and subsidiaries as of March 31, 2019 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Anterix Inc. and subsidiary as of March 31, 2018 and for each of the two years ended March 31, 2018, have been incorporated herein by reference in reliance upon the report of PKF O’Connor Davies, LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ATEX.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.anterix.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended March 31, 2019, filed with the SEC on May 20, 2019, as amended by our Amendment No. 1 to Form 10-K, filed with the SEC on July 15, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019, September 30, 2019 and December 31, 2019, filed with the SEC on August  8, 2019, November  6, 2019 and February 4, 2020, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 20, 2019, June 14, 2019, July 17, 2019 and August 6, 2019 (each to the extent filed and not furnished);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2019 from our definitive proxy statement relating to our 2019 annual meeting of stockholders, which was filed on July 5, 2019; and

•	the description of our common stock contained in the registration statement on Form 8-A, filed on January 30, 2015, and all amendments and reports updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.anterix.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Anterix Inc.

Attn: Investor Relations

3 Garret Mountain Plaza, Suite 401

Woodland Park, New Jersey

(973) 771-0300

Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Up to $50,000,000

Common Stock

PROSPECTUS

Cantor	B. Riley FBR

            , 2020

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee		$19,470
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*

These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article XI of the Company’s Amended and Restated Certificate of Incorporation specifies that a director of the Company shall not be personally liable to the Company or to any stockholders for monetary damages for breach of fiduciary duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Article XII of the Amended and Restated Certificate of Incorporation and Article XIII of the Company’s Amended and Restated Bylaws state that the Company shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company.

Article XIII of the Amended and Restated Certificate of Incorporation permits the Company to purchase and maintain director or officer liability insurance.

The Company has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the Company will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company. The registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of such persons.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*

1.2	Amended and Restated Controlled Equity OfferingSM Sales Agreement, dated April 3, 2020 by and between the Company and Cantor Fitzgerald & Co.

1.3	Amended and Restated Sales Agreement, dated April 3, 2020, by and between the Company and B. Riley FBR, Inc.

3.1	Amended and Restated Certificate of Incorporation of Anterix Inc. (the “Company”) (filed as Exhibit 3.1 to the Registration Statement on Form S-1, filed with the SEC on December 19, 2014 and incorporated herein by reference (File No. 333-201156))

3.2	Certificate of Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on November 5, 2015 and incorporated herein by reference (File No. 001-36827))

3.2	Certificate of Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 6, 2019 and incorporated herein by reference (File No. 001-36827))

3.3	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Current Report on Form

8-K, filed with the SEC on June 27, 2017 and incorporated herein by reference (File No. 001-36827))

4.1	Form of Common Stock Certificate of the Company (filed as Exhibit 4.1 to the Registration Statement on Form S-1, filed with the SEC on December 19, 2014 and incorporated herein by reference (File No. 333-201156))

4.2	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*

4.3	Form of Warrant with respect to each warrant issued hereunder.*

4.4	Form of Note.*

4.5	Form of Unit Agreement.*

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

5.2	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Grant Thornton, LLP

23.2	Consent of PKF O’Connor Davies, LLP, Independent Registered Public Accounting Firm relating to the Financial Statements of the Company

23.3	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibits 5.1 and 5.2)

24.1	Power of Attorney (included on signature page).

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodland Park, State of New Jersey, on April 3, 2020.

Anterix Inc.

By:	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy Gray and Gena Ashe, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise) with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian D. McAuley Brian D. McAuley	Chairman of the Board	April 3, 2020

/s/ Morgan E. O’Brien Morgan E. O’Brien	Director and Chief Executive Officer (Principal Executive Officer)	April 3, 2020

/s/ Timothy Gray Timothy Gray	Chief Financial Officer (Principal Financial and Accounting Officer)	April 3, 2020

/s/ T. Clark Akers T. Clark Akers	Director	April 3, 2020

/s/ Rachelle B. Chong Rachelle B. Chong	Director	April 3, 2020

Signature	Title	Date

/s/ Greg W. Cominos Greg W. Cominos	Director	April 3, 2020

/s/ Greg Haller Greg Haller	Director	April 3, 2020

/s/ Mark Hennessy Mark Hennessy	Director	April 3, 2020

/s/ Singleton B. McAllister Singleton B. McAllister	Director	April 3, 2020

/s/ Paul Saleh Paul Saleh	Director	April 3, 2020